UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

SUN COUNTRY AIRLINES HOLDINGS, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-40217	82-4092570
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2005 Cargo Road Minneapolis, MN	55450
(Address of principal executive offices)	(Zip Code)

(651) 681-3900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNCY	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02          Termination of a Material Definitive Agreement.

On March 24, 2021, Sun Country, Inc. (“Sun Country”), an indirect wholly owned subsidiary of Sun Country Airlines Holdings, Inc. (the “Company”), repaid all amounts outstanding under the loan from the United States Department of the Treasury (the “Treasury”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), and in connection with such repayment, terminated the Loan and Guarantee Agreement, dated as of October 26, 2020 (the “Loan Agreement”), among Sun Country, as the borrower, the Company, as parent, the guarantors party thereto from time to time, the Treasury, and the Bank of New York Mellon, as administrative agent and collateral agent. The total repayment amount was $46.3 million, which included all outstanding principal and accrued interest. The Company has certain ongoing obligations under, or related to, the CARES Act that will survive the termination of the Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COUNTRY AIRLINES HOLDINGS, INC.

By:	/s/ Eric Levenhagen
	Name: Title:	Eric Levenhagen Chief Administrative Officer, General
Counsel and Secretary

Dated: March 25, 2021